Exhibit 99.1

                AUTODESK FISCAL 2005 REVENUES INCREASE 30 PERCENT

                          GAAP EPS Increases 73 Percent

     SAN RAFAEL, Calif., Feb. 22 /PRNewswire-FirstCall/ -- Autodesk Inc. (Nasdaq: ADSK) today announced financial results for its fourth fiscal quarter ended January 31, 2005. For the fourth quarter, Autodesk reported net revenues of $356 million, a 21 percent increase over $295 million reported in the fourth quarter of the prior year.

     Fourth quarter net income increased to $66 million on a GAAP basis, compared to $58 million in the prior year. GAAP EPS was $0.26 per diluted share compared to $0.24 in the prior year. Fourth quarter GAAP net income included a $12 million pre-tax restructuring charge. In the fourth quarter of the prior year, GAAP net income included a tax benefit of $7 million and a $3 million pre-tax restructuring charge. Excluding these items, pro-forma net income for the fourth quarter was $75 million, compared to $53 million in the prior year. Pro-forma EPS per diluted share was $0.30 in the fourth quarter, and $0.22 in the fourth quarter of the prior year.

     "Autodesk executed flawlessly again this quarter," said Carol Bartz, Autodesk chairman and CEO. "We had an outstanding year, exceeding all of our financial projections. Our results demonstrate that our strategies are working, our product portfolio is strong, and our customers are satisfied."

     Autodesk's performance was driven by strong growth in revenues from new seats and subscriptions, increasing penetration of its 3D products, and continued improvement in productivity and efficiency.

     Fourth quarter revenues from new commercial seats increased 46 percent over the prior year, as customers continued to respond to the innovation, quality, easy implementation, ease of use and quick ROI of Autodesk products. Revenues from new commercial seats of AutoCAD(R) increased 56 percent over the prior year.

     Full year combined revenues from subscriptions and upgrades increased 26 percent over fiscal 2004. Consistent with company strategy, subscription revenues, which are labeled as maintenance on the financial statements, grew faster than upgrades, increasing 54% over last year. Upgrade revenues increased 12 percent over fiscal 2004. Combined revenues from subscriptions and upgrades continue to represent approximately one-third of total annual revenues.

     The company's 3D products continue to increase their market share. In the fourth quarter of fiscal 2005, revenues from Autodesk Inventor(R)Series, Autodesk Inventor Professional, Autodesk Revit(R), Autodesk AutoCAD Revit Series, Autodesk Map(R) 3D and Autodesk Civil 3D(TM), increased 49 percent over the prior year. For the fourth consecutive year, the Inventor product line was the world's best selling mechanical design software.

     Autodesk continued to demonstrate progress in improving its profitability. Fourth quarter GAAP operating margins increased 2 percentage points over the prior year to 22 percent. Pro-forma operating margins increased 4 percentage points over the prior year to 25 percent.

    "We are very optimistic about the coming year and therefore are raising our guidance," said Bartz. "In March, we will launch the strongest product portfolio in the company's history, including significant new releases of all of our major products. Our 3D products continue to increase penetration and market awareness of our lifecycle management solutions is growing. We remain firmly committed to continuous improvements in productivity. I have never been more enthusiastic about Autodesk's opportunities."

     Full Year Fiscal Review
     Fiscal 2005 revenues increased 30 percent over last year to $1.234 billion. Net income for fiscal 2005 increased to $222 million on a GAAP basis, compared to $120 million last year. GAAP EPS was $0.90 per diluted share compared to $0.52 for fiscal 2004. GAAP net income includes tax benefits totaling $24 million, as well as pre-tax restructuring charges of $27 million. Fiscal 2004 GAAP net income included tax benefits totaling $27 million and a $3 million pre-tax restructuring charge. Excluding these items, pro-forma net income for fiscal 2005 was $218 million and $96 million in the prior year. Pro-forma EPS per diluted share was $0.88 in fiscal 2005 and $0.42 in the prior year. Once again, GAAP net income was higher than pro-forma.

     A reconciliation of the above non-GAAP net income and EPS amounts to the corresponding GAAP net income and EPS amounts is provided at the end of this press release.

     Business Outlook
     The following statements are forward looking statements which are based on current expectations and which involve risks and uncertainties some of which are set forth below.

     First Quarter Fiscal 2006
     Net revenues for the first quarter of fiscal 2006 are currently expected to be in the range of $335 million to $345 million. GAAP earnings per diluted share are currently expected to be in the range of $0.26 to $0.28.

     Second Quarter Fiscal 2006
     Net revenues for the second quarter of fiscal 2006 are currently expected to be in the range of $330 million to $340 million. Operating expenses are expected to increase in the second quarter due to increasing investments in growth initiatives. GAAP earnings per diluted share are currently expected to be in the range of $0.21 to $0.23.

     Full Year Fiscal 2006
     For fiscal year 2006, net revenues are currently expected to be in the range of $1,360 million to $1,410 million. GAAP earnings per diluted share are currently expected to be in the range of $1.05 to $1.10. Guidance for fiscal year 2006 does not take into account the impact of expected required stock option expensing.

     All fiscal 2006 EPS guidance ranges are based on the new 20 percent estimated effective tax rate. The company believes its effective tax rate will revert back to the historical effective tax rate of approximately 24 percent in fiscal year 2007.

     Safe Harbor Statement
     This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraphs under "Business Outlook" above, statements regarding our expected effective tax rate and other statements regarding our anticipated performance. Factors that could cause actual results to differ materially include the following: general market and business conditions, changes in accounting rules, particularly related to stock option expensing, failure to achieve sufficient sell-through in our channels for new or existing products, failure of key new applications to achieve anticipated levels of customer acceptance, pricing pressure, failure to achieve anticipated cost reductions and productivity increases, delays in the release of new products and services, failure to achieve continued success in technology advancements, changes in foreign currency exchange rates, failure to successfully integrate new or acquired businesses, the financial and business condition of our reseller and distribution channels, renegotiation or termination of royalty or intellectual property arrangements, failure to achieve continued migration from 2D products to 3D products, failure to grow lifecycle management or collaboration products, and unanticipated impact of accounting for technology acquisitions.

     Further information on potential factors that could affect the financial results of Autodesk are included in the company's report on Form 10-K for the year ended January 31, 2004, and Form 10-Q for the quarter ended October 31, 2004, which are on file with the Securities and Exchange Commission.

     Autodesk will host its fourth quarter earnings announcement today at 5:00 p.m. Eastern Time. The live announcement may be accessed at 800-291-9234 (passcode: 25553104). An audio webcast will also be available beginning at 5:00 p.m. Eastern Time at www.autodesk.com/investor. A replay of this webcast will be maintained on our website for at least twelve months.

     About Autodesk
     Autodesk, Inc. is wholly focused on ensuring that great ideas are turned into reality. With more than six million users, Autodesk is the world's leading software and services company for the building, manufacturing, infrastructure, digital media, and wireless data services fields. Autodesk's solutions help customers create, manage, and share their data and digital assets more effectively. As a result, customers turn ideas into competitive advantage by becoming more productive, streamlining project efficiency, and maximizing profits.

     Founded in 1982, Autodesk is headquartered in San Rafael, California. For additional information about Autodesk, please visit www.autodesk.com.

     NOTE: Autodesk, AutoCAD, Autodesk Inventor, Autodesk Map, Civil 3D and Revit are either trademarks or registered trademarks of Autodesk, Inc., in the United States and/or other countries. All other brand names, product names, or trademarks belong to their respective holders.

     Investors:
     Sue Pirri, sue.pirri@autodesk.com, 415-507-6467
     John Clancy, john.clancy@autodesk.com 415-507-6373

     Press:
     Nicole Pack, nicole.pack@autodesk.com, 415-507-6282


Autodesk, Inc.
Consolidated Statements of Income
(In thousands, except per share data)

                                       Three Months Ended                Year Ended
                                           January 31,                   January 31,
                                   --------------------------    --------------------------
                                       2005           2004           2005           2004
                                   -----------    -----------    -----------    -----------
                                           (Unaudited)           (Unaudited)     (Audited)
Net revenues:
   License and other               $   303,704    $   262,119    $ 1,057,108    $   836,737

   Maintenance                          52,451         33,191        176,659        114,906

      Total net revenues               356,155        295,310      1,233,767        951,643

Costs and expenses:
   Cost of license and other
    revenues                            39,561         32,535        152,446        132,727

   Cost of maintenance revenues          4,400          4,696         16,997         15,401

   Marketing and sales                 134,435        115,652        461,932        393,234

   Research and development             63,239         55,102        239,404        209,349

   General and administrative           24,559         26,393        101,415         91,512

   Restructuring                        11,811          3,183         26,700          3,183

      Total costs and expenses         278,005        237,561        998,894        845,406

Income from operations                  78,150         57,749        234,873        106,237

Interest and other income, net           4,059          8,812         11,455         16,959

Income before income taxes              82,209         66,561        246,328        123,196

Provision for income taxes             (16,441)        (8,961)       (24,820)        (2,880)

Net income                         $    65,768    $    57,600    $   221,508    $   120,316

Basic net income per share         $      0.29    $      0.26    $      0.98    $      0.54

Diluted net income per share       $      0.26    $      0.24    $      0.90    $      0.52

Shares used in computing basic
 net income per share                  227,821        222,929        227,036        222,993

Shares used in computing diluted
 net income per share                  252,674        239,674        246,977        231,304

Autodesk, Inc.
Pro Forma Consolidated Statements of Income
(See pro forma adjustments listed in the tables below)
(In thousands, except per share data)

                                       Three Months Ended                Year Ended
                                           January 31,                   January 31,
                                   --------------------------    --------------------------
                                       2005           2004           2005           2004
                                   -----------    -----------    -----------    -----------
                                           (Unaudited)                   (Unaudited)
Net revenues:
   License and other               $   303,704    $   262,119    $ 1,057,108    $   836,737

   Maintenance                          52,451         33,191        176,659        114,906

      Total net revenues               356,155        295,310      1,233,767        951,643

Costs and expenses:
   Cost of license and other
    revenues                            39,561         32,535        152,446        132,727

   Cost of maintenance revenues          4,400          4,696         16,997         15,401

   Marketing and sales                 134,435        115,652        461,932        393,234

   Research and development             63,239         55,102        239,404        209,349

   General and administrative           24,559         26,393        101,415         91,512

      Total costs and expenses         266,194        234,378        972,194        842,223

Income from operations                  89,961         60,932        261,573        109,420

Interest and other income, net           4,059          8,812         11,455         16,959

Income before income taxes              94,020         69,744        273,028        126,379

Provision for income taxes             (18,804)       (16,739)       (54,606)       (30,332)

Pro forma net income               $    75,216    $    53,005    $   218,422    $    96,047

Basic pro forma net income per
 share                             $      0.33    $      0.24    $      0.96    $      0.43

Diluted pro forma net income per
 share                             $      0.30    $      0.22    $      0.88    $      0.42

Shares used in computing basic
 pro forma net income per
 share                                 227,821        222,929        227,036        222,993

Shares used in computing diluted
 pro forma net income per
 share                                 252,674        239,674        246,977        231,304

                                                                       THREE MONTHS ENDED           YEAR ENDED
                                                                          JANUARY 31,               JANUARY 31,
                                                                    -----------------------   -----------------------
                                                                       2005         2004         2005         2004
                                                                          (Unaudited)               (Unaudited)
                                                                    ----------   ----------   ----------   ----------
A reconciliation between operating expenses on a GAAP basis
and pro forma operating expenses is as follows:

GAAP costs and expenses                                             $  278,005   $  237,561   $  998,894   $  845,406
Restructuring                                                          (11,811)      (3,183)     (26,700)      (3,183)
Pro forma costs and expenses                                        $  266,194   $  234,378   $  972,194   $  842,223
A reconciliation between income from operations on a GAAP basis and pro forma income from operations is as follows:
GAAP income from operations                                         $   78,150   $   57,749   $  234,873   $  106,237
Restructuring                                                           11,811        3,183       26,700        3,183
Pro forma income from operations                                    $   89,961   $   60,932   $  261,573   $  109,420
A reconciliation between provision for income taxes on a GAAP basis and pro forma provision for income taxes is as follows:
GAAP provision for income taxes                                     $  (16,441)  $   (8,961)  $  (24,820)  $   (2,880)
Income tax effect on restructuring
 at the normalized rate                                                 (2,363)        (765)      (5,341)        (765)
Dividends received deduction
 benefit for prior fiscal years                                             --           --      (15,540)          --
Non-recurring tax benefit                                                   --       (7,013)      (8,905)     (26,687)
Pro forma provision for income taxes                                $  (18,804)  $  (16,739)  $  (54,606)  $  (30,332)
A reconciliation between net income on a GAAP basis and
 pro forma net income is as follows:
GAAP net income                                                     $   65,768   $   57,600   $  221,508   $  120,316
Restructuring                                                           11,811        3,183       26,700        3,183
Income tax effect on restructuring
 at the normalized rate                                                 (2,363)        (765)      (5,341)        (765)
Dividends received deduction
 benefit for prior fiscal years                                             --           --      (15,540)          --
Non-recurring tax benefit                                                   --       (7,013)      (8,905)     (26,687)
Pro forma net income                                                $   75,216   $   53,005   $  218,422   $   96,047
A reconciliation between diluted net income per share on a GAAP basis and diluted pro forma net income per share is as follows:
GAAP diluted net income per share                                   $     0.26   $     0.24   $     0.90   $     0.52
Restructuring                                                       $     0.05   $     0.01   $     0.11   $     0.02
Income tax effect on restructuring at the normalized rate           $    (0.01)  $       --   $    (0.02)  $       --
Dividends received deduction
 benefit for prior fiscal years                                     $       --   $       --   $    (0.07)  $       --
Non-recurring tax benefit                                           $       --   $    (0.03)  $    (0.04)       (0.12)
Pro forma diluted net income per share                              $     0.30   $     0.22   $     0.88   $     0.42

     To supplement our consolidated financial statements presented on a GAAP basis, Autodesk uses pro forma measures of operating results, net income and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the pro forma results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted pro forma results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

                                 Autodesk, Inc.
                           Consolidated Balance Sheets
                                 (In thousands)

                                                    JANUARY 31,    JANUARY 31,
                                                       2005           2004
                                                    -----------    -----------
                                                    (Unaudited)     (Audited)
ASSETS:
Current assets:
  Cash and cash equivalents                         $   517,654    $   282,249
  Marketable securities                                  15,038         81,275
  Accounts receivable, net                              196,827        166,816
  Inventories                                            12,545         17,365
  Deferred income taxes                                  14,250         25,410
  Prepaid expenses and other current assets              25,483         24,137
Total current assets                                    781,797        597,252

Marketable securities                                        --        165,976

Computer equipment, software, furniture
and leasehold improvements, at cost:
  Computer equipment, software and furniture            191,656        206,319
  Leasehold improvements                                 32,586         34,526
  Less accumulated depreciation                        (154,676)      (174,371)
Net                                                      69,566         66,474

Purchased technologies and
 capitalized software, net                                9,319         19,378
Goodwill                                                166,628        160,094
Deferred income taxes, net                              105,061             --
Other assets                                              9,833          7,986
                                                    $ 1,142,204    $ 1,017,160

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
  Accounts payable                                  $    46,234    $    52,307
  Accrued compensation                                  144,145         92,830
  Accrued income taxes                                   41,549         50,695
  Deferred revenues                                     178,701        127,276
  Other accrued liabilities                              66,839         61,814
Total current liabilities                               477,468        384,922

Deferred income taxes, net                                   --          7,849
Deferred revenues                                        15,528             --
Other liabilities                                         1,130          2,746

Stockholders' equity:
  Preferred stock                                            --             --
  Common stock and additional paid-in capital           625,225        473,673
  Accumulated other comprehensive loss                   (2,843)        (4,754)
  Deferred compensation                                    (269)          (451)
  Retained earnings                                      25,965        153,175
Total stockholders' equity                              648,078        621,643
                                                     $ 1,142,204    $ 1,017,160

                                 Autodesk, Inc.
                 Condensed Consolidated Statements of Cash Flows
                                 (In thousands)

                                                     January 31,   January 31,
                                                         2005         2004
                                                     -----------   -----------
                                                     (Unaudited)    (Audited)
Operating Activities
  Net income                                         $   221,508   $   120,316
  Adjustments to reconcile net income
   to net cash provided by operating
   activities:
       Depreciation and amortization                      51,949        50,292
       Stock compensation expense                          3,909         1,775
       Net loss on fixed asset disposals                     556            --
       Write-downs of cost method investments                 --           596
       Tax benefits from employee stock plans            116,856            --
       Restructuring related charges, net                  9,212         3,183
       Changes in operating assets
        and liabilities                                  (30,858)       43,921
Net cash provided by operating activities                373,132       220,083

Investing Activities
  Net (purchases) sales and
   maturities of available-for-sale
   marketable securities                                 230,674       (24,039)
  Capital and other expenditures                         (40,835)      (25,852)
  Business combinations, net of cash acquired            (11,750)       (5,150)
  Other investing activities                              (2,449)       (3,951)
Net cash provided by (used in)
 investing activities                                    175,640       (58,992)

Financing activities
  Proceeds from issuance of common
   stock, net of issuance costs                          242,225       115,401
  Repurchases of common stock                           (546,408)     (178,463)
  Dividends paid                                         (13,566)      (13,408)
Net cash used in financing activities                   (317,749)      (76,470)

Effect of exchange rate changes on
 cash and cash equivalents                                 4,382        11,251

Net increase in cash and cash
 equivalents                                             235,405        95,872
Cash and cash equivalents at
 beginning of year                                       282,249       186,377
Cash and cash equivalents at end of year             $   517,654   $   282,249

Supplemental cash flow information:
  Net cash paid (received) during the
year for income taxes                                $    16,517   $   (19,329)

Fiscal Year 2005                   QTR 1          QTR 2          QTR 3          QTR 4         YTD2005
----------------------------   ------------   ------------   ------------   ------------   ------------
Financial Statistics
(in millions):
Total net revenues             $      297.9   $      279.6   $      300.2   $      356.2   $    1,233.8
  License and other
   revenues                    $      260.5   $      238.5   $      254.5   $      303.7   $    1,057.1
  Maintenance revenues         $       37.4   $       41.1   $       45.7   $       52.5   $      176.7

Gross Margin                             86%            86%            86%            88%            86%

GAAP Operating Expenses        $      202.5   $      190.0   $      202.9   $      234.0   $      829.5
GAAP Operating Margin                    18%            18%            18%            22%            19%
GAAP Net Income                $       42.5   $       39.2   $       74.1   $       65.8   $      221.5
GAAP Net Income
 Per Share (diluted) (6)       $       0.18   $       0.16   $       0.30   $       0.26   $       0.90

Pro Forma Operating
 Expenses (1) (2)              $      194.2   $      186.3   $      200.0   $      222.2   $      802.7
Pro Forma Operating
 Margin (1) (3)                          21%            19%            19%            25%            21%
Pro Forma Net
 Income (1) (4)                $       51.3   $       44.2   $       47.7   $       75.2   $      218.4
Pro Forma Net
 Income Per Share
 (diluted) (1) (5) (6)         $       0.22   $       0.18   $       0.19   $       0.30   $       0.88
Total Cash and Marketable
 Securities                    $      519.4   $      571.7   $      518.0   $      532.7   $      532.7
Days Sales Outstanding                   43             51             50             50             50
Capital Expenditures           $        5.9   $        9.9   $       13.5   $       11.5   $       40.8
Cash from Operations           $       55.2   $       83.5   $       90.8   $      143.7   $      373.1
GAAP Depreciation and
 Amortization                  $       12.5   $       12.9   $       13.2   $       13.4   $       52.0

Revenue by Geography
 (in millions):
Americas                       $      121.5   $      115.1   $      137.0   $      137.3   $      510.9
Europe                         $      108.8   $       98.9   $       95.8   $      140.2   $      443.7
Asia/Pacific                   $       67.6   $       65.6   $       67.4   $       78.7   $      279.2

Revenue by Division
 (in millions):
Design Solutions Segment       $      261.6   $      243.8   $      257.9   $      314.0   $    1,077.3
   Manufacturing
    Solutions Division         $       44.8   $       44.2   $       50.4   $       60.1   $      199.5
   Infrastructure
    Solutions Division         $       33.5   $       31.4   $       33.0   $       40.3   $      138.3
   Building Solutions
    Group                      $       27.2   $       28.8   $       29.1   $       39.3   $      124.3
   Platform Technology
    Group and other            $      156.1   $      139.4   $      145.4   $      174.3   $      615.2
Discreet Segment               $       36.1   $       35.3   $       41.6   $       41.0   $      154.1

Upgrade Revenue
 (in millions):
Upgrade Revenue                $       66.2   $       46.4   $       55.8   $       92.9   $      261.3

Deferred Maintenance
 Revenue (in millions):
Deferred Maintenance
 Revenue Balance               $       96.7   $      107.1   $      113.0   $      140.8   $      140.8

Operating Income (Loss)
 by Segment (in millions):
Design Solutions               $      124.2   $      106.5   $      115.8   $      148.6   $      495.2
Discreet                       $        1.8   $        5.2   $        5.4   $        9.0   $       21.4
Unallocated amounts            $      (72.5)  $      (62.3)  $      (67.4)  $      (79.5)  $     (281.7)

Headcount:
Headcount                             3,409          3,443          3,437          3,477          3,477

Common Stock Statistics (6):
Stock Outstanding
Pro Forma EPS
 Calcula-
 tion -
 diluted                        238,565,000    250,607,000    248,045,000    252,674,000    246,977,000
Stock
 Repur-
 chased                          10,365,200      3,319,600      8,032,200      4,199,800     25,916,800

Installed
 Base
 Statistics:
AutoCAD
Total AutoCAD-
 based
 Installed
 Base*                            3,469,400      3,514,600      3,571,800      3,618,000      3,618,000
Stand-alone
 AutoCAD                                                                                      2,490,000
AutoCAD Mechanical                                                                              149,400
AutoCAD Map                                                                                     203,700
Architectural Desktop                                                                           383,900
Land Desktop                                                                                    109,900
*Includes
 prior period
 adjustment of
 approximately
 28,000 seats

AutoCAD LT
 Installed Base                                                                               2,677,900

Total
 Inventor
 Installed
 Base                               306,600        349,500        388,800        422,900        422,900

(1) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk uses pro forma measures of operating results, net income and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the pro forma results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results.

    In addition, these adjusted pro forma results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

(2) GAAP Operating
    Expenses                   $      202.5   $      190.0   $      202.9   $      234.0   $      829.5
    Restructuring              $       (8.3)  $       (3.7)  $       (2.9)  $      (11.8)  $      (26.7)
    Pro Forma Operating
     Expenses                  $      194.2   $      186.3   $      200.0   $      222.2   $      802.7

(3) GAAP Operating
    Margin                               18%            18%            18%            22%            19%
    Restructuring                         3%             1%             1%             3%             2%
    Pro Forma
     Operating Margin                    21%            19%            19%            25%            21%

(4) GAAP Net
    Income                     $     42.505   $     39.165   $     74.070   $     65.768   $    221.508
    Restructuring              $      8.250   $      3.717   $      2.922   $     11.811   $     26.700
    Income tax effect
     on restructuring (7)      $     (1.650)  $     (0.744)  $     (0.584)  $     (2.363)  $     (5.341)
    Dividends Received
     Deduction benefit
     for current
     fiscal year (7)           $      2.244   $      2.054   $     (4.298)          $ --           $ --

    Dividends Received
     Deduction benefit
     for prior
     fiscal years (7)                  $ --           $ --   $    (15.540)          $ --   $    (15.540)
    Non-recurring
     tax benefit                       $ --           $ --   $     (8.905)          $ --   $     (8.905)
    Pro Forma
     Net Income                $     51.349   $     44.192   $     47.665   $     75.216   $    218.422

(5) GAAP Net Income
     Per Share (diluted) (6)   $      0.178   $      0.156   $      0.299   $      0.260   $      0.897

    Restructuring              $      0.035   $      0.015   $      0.012   $      0.047   $      0.108

    Income tax effect
     on
     restructuring (7)         $     (0.007)  $     (0.003)  $     (0.002)  $     (0.009)  $     (0.022)
    Dividends Received
     Deduction benefit
     for current
     fiscal year (7)           $      0.009   $      0.008   $     (0.017)          $ --           $ --

    Dividends Received
     Deduction benefit
     for prior
     fiscal years (7)                  $ --           $ --   $     (0.064)          $ --   $     (0.063)
    Non-recurring
     tax benefit                       $ --           $ --   $     (0.036)          $ --   $     (0.036)
    Pro Forma Net Income
     Per Share
     (diluted) (6)             $      0.215   $      0.176   $      0.192   $      0.298   $      0.884

(6) On November 16, 2004 the Board of Directors authorized a two-for-one stock split in the form of a stock dividend to stockholders of record as of December 6, 2004. Historical common stock statistics and per share amounts have been restated to reflect the effect of the stock split.

(7) In the third quarter of fiscal 2005, Autodesk determined that its consolidated fiscal year effective income tax rate declined from 24% to 20%. For purposes of comparison, we have assumed the new estimated effective income tax rate of 20% in calculating our pro forma net income and pro forma earnings per share for each individual quarter of fiscal 2005.

SOURCE  Autodesk Inc.
    -0-                             02/22/2005
    /CONTACT: investors, Sue Pirri, sue.pirri@autodesk.com, or +1-415-507-6467, or John Clancy, john.clancy@autodesk.com, or +1-415-507-6373, or press, Nicole Pack, nicole.pack@autodesk.com, or +1-415-507-6282, all of Autodesk Inc./
    /Web site:  http://www.autodesk.com /_